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                                                                      Exhibit 21

                SUBSIDIARY OF CANTERBURY PARK HOLDING CORPORATION


                                                       JURISDICTION OF
                 SUBSIDIARIES                           INCORPORATION

       Canterbury Park Concessions, Inc.                   Minnesota


The subsidiary is 100%-owned directly by Canterbury Park Holding Corporation. The financial statements of such subsidiary are included in the Consolidated Financial Statements of Canterbury Park Holding Corporation.



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